UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 13, 2010 (September 7, 2010)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

 (Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On September 7, 2010 (but effective as of April 1, 2010), the Compensation Committee of the Board of Directors (the “Board”) of US Dataworks, Inc. (the “Company”) approved the US Dataworks, Inc. Incentive Compensation Plan for Fiscal 2011 for Executive Personnel (the “Executive Compensation Plan”) pursuant to which the Company’s executive officers will be eligible to earn certain incentive awards based on the Company achieving certain goals for fiscal 2011.

The following is a summary of the terms and conditions of the Executive Compensation Plan:

Participants:	Charles E. Ramey, Chairman and CEO
Mario Villarreal, President and COO
Randall J. Frapart, CFO and CAO

Maximum Incentive Award Payment:	Mr. Ramey	65% of annual base salary
	Mr. Villarreal	50% of annual base salary
	Mr. Frapart	50% of annual base salary

Metrics:	The amount of the incentive award payment will be based on the achievement of seven individually weighted corporate goals for fiscal 2011 as described in the following table:

Fiscal 2011 Goal	Minimum	Target	Weight

New customers added	12	20	20%

Increase in transactions under management	700 million	1.1 billion	7%

Increase in backlog revenue	$750,000	$1,250,000	20%

Revenue	$12,500,000	$13,500,000	20%

Net income	$2,500,000	$3,000,000	20%

Common stock price at June 30, 2011	$0.30 per share	$0.40 per share	6%

Customer satisfaction surveys	Meets expectations	Exceeds expectations	7%

Calculation:
The incentive award payment for the achievement of a particular fiscal 2011 corporate goal will be (1) the maximum incentive award payment multiplied by (2) the weight assigned to such corporate goal multiplied by (3) the ratio of the actual metric achieved to the target amount (such amount not to exceed 100% even if the target is exceeded); provided, however, that if the minimum amount is not achieved, the award payment for such corporate goal will be $0.  The total incentive award payment will be the sum of the seven individual award payments.

Gate:
In addition to (and notwithstanding) the foregoing, no incentive award payment will be deemed to have been earned unless the following goals have been met: (1) not less than 12 new customers are added during fiscal 2011 and (2) the Company’s cash flow for fiscal 2011 is greater than or equal to $1,200,000 where “cash flow” is defined as (i) EBITDA plus (ii) equity-based compensation expense minus (iii) cash interest expense minus (iv) capital expenditures.

Form of Payment:	Incentive award payments may be made in cash, stock or any combination thereof as determined by the Compensation Committee.

Administration:	The Executive Compensation Plan will be administered solely by the Compensation Committee.

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 8, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  The purpose of the Annual Meeting was to (i) elect three Class II Directors to hold office until the Company’s 2013 Annual Meeting of Stockholders and (ii) ratify the appointment of Ham, Langston & Brezina, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2011.

The following tables provide the number of votes cast relative to each proposal:

Class II Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Hayden D. Watson	11,570,596	288,788	16,628,863

Thomas L. West, Jr.	11,569,096	290,278	16,628,873

Anna C. Catalano	11,579,277	280,097	16,628,873

	Votes For	Votes Withheld	Abstain	Broker Non-Votes

Ratification of Ham, Langston & Brezina, LLP	28,025,053	430,931	32,263	0

The three Class III Directors (J. Patrick Millinor, Charles E. Ramey and Mario Villarreal) continued in office with terms expiring in 2011 and the three Class I Directors (Joe Abrell, John L. Nicholson, M.D. and G. Richard Hicks) continued in office with terms expiring in 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2010

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer